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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        COMMISSION FILE NUMBER   33-67854
                                               ------------


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 14, 2000
                                                          --------------



                              CMI INDUSTRIES, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              DELAWARE                                      57-0836097
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   (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)


         1301 GERVAIS STREET, SUITE 920, COLUMBIA, SOUTH CAROLINA 29201
         --------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE) (803) 771-4434
                                                            --------------


                                 NOT APPLICABLE
              (FORMER NAME, FORMER ADDRESS AND FORMAL FISCAL YEAR,
                         IF CHANGED SINCE LAST REPORT)

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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT.

(a) The following transaction resulted in a change in control of the Registrant on March 14, 2000:

         On March 14, 2000, CMI Industries, Inc ("CMI"), pursuant to that Stock Acquisition Agreement dated February 23, 2000 between CMI and certain of its stockholders who are affiliated with Merrill Lynch Capital Partners, Inc. ("Merrill Lynch"), purchased 994,387 shares of CMI Common Stock, $1.00 par value per share (the "Common Stock"), held by the affiliates of Merrill Lynch Capital Partners, Inc. (the "MLCP Investors") for a purchase price of $9.00 per share or an aggregate amount of $8,949,483 (the "Redemption"). The consideration to be paid to the MLCP Investors will be funded through CMI's current credit facility with Fleet Capital Corporation, successor to BankBoston, N.A., and certain other lenders. As a result of the Redemption, the MLCP Investors which previously owned more than 62% of the outstanding Common Stock of CMI no longer own any stock of CMI. Rather, members of management and other stockholders with historical ties to CMI will own all of the outstanding shares of CMI Common Stock. Following the Redemption, current employees of CMI (or their affiliates) own approximately 36.7% of outstanding Common Stock (or 51.1% on a fully diluted basis) and former members of management (or their affiliates) own approximately 63.3% (or 48.9% on a fully diluted basis).

         In connection with the Redemption, the Stockholders Agreement between CMI and the CMI Stockholders was amended (the "Amendment"). The Amendment confirms that the Redemption is exempt from the rights of first refusal and right to participate in certain sales granted in the Stockholders Agreement. Further, the Stockholders Agreement provided that the provisions relating to management agreements, corporate governance, transfers of Common Stock, rights of first refusal and tag along rights would terminate in the event that the MLCP Investors sold 60% or more of the outstanding shares of Common Stock of CMI owned by all MLCP Investors. The Amendment provides that provisions relating to transfer of Common Stock, rights of first refusal, and tag along rights will remain in effect following the Redemption, and the provisions relating to certain management agreements and corporate governance matters will terminate upon consummation of the Redemption.

         There are no special arrangements for the election of directors of CMI, however, the CMI directors previously designated by Merrill Lynch will remain on the Board of Directors until the next annual meeting although they will no longer be considered designees of Merrill Lynch.

         The Redemption described above resulted in a change in control for purposes of Item 1 of Form 8-K. The Redemption did not result in a "Change of Control" as defined in the indenture dated as of October 23, 1993 by and between CMI and Chemical Bank, Trustee.

         The Stock Acquisition Agreement and the Amendment are incorporated herein by reference.


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(b) To the knowledge of the management of CMI, no change in control of CMI will occur at a subsequent date due to the transaction described above.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (a) and (b) Not Applicable.

         (c)      Exhibits.

                  2.1 Stock Acquisition Agreement between CMI Industries, Inc. and certain of its stockholders who are affiliated with Merrill Lynch Capital Partners, Inc, dated February 23, 2000.

                  4.1 Amendment No. 3 to Stockholders Agreement, dated as of March 14, 2000 among CMI Industries, Inc. and its Stockholders.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date: March 15, 2000                      By: /s/ James A. Ovenden
                                              ----------------------------------
                                              James A. Ovenden
                                              Executive Vice President and
                                              Chief Financial Officer


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